Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 2-94787, 33-9948, 33-22581, 33-36303 and 33-63554) of our report dated June 15, 2007 relating to the financial statements and related schedules of the USG Corporation Investment Plan appearing in the Annual Report on Form 11-K of that Plan for its fiscal year ended December 31, 2006.
/s/ Hill Taylor, LLC
Hill Taylor, LLC
Chicago, Illinois
June 18, 2007